Contact:	Stephen H. Gordon	Chairman & CEO	Telephone:	(949) 585-7500
	Christopher G. Hagerty	EVP & CFO	Facsimile:	(949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES RECORD SECOND
QUARTER EARNINGS OF $0.28 PER SHARE ON NET INCOME OF $10.9 MILLION

- Company Initiates Quarterly Cash Dividend with Initial Payment of $0.04 per Share -
- Return on Average Assets Increases to 1.57% -
- Return on Average Tangible Equity Increases to 32.58% -
- Net Interest Margin Expands 37 Basis Points to 3.51% -
- Record $419 Million of Core Loan Originations and
$467 Million of Total Loan Originations -
- Core Loan Pipeline Expands 81% to $439 Million, Total Loan Pipeline Expands 58% to
$470 Million Entering Third Quarter 2004 -
- Efficiency Ratio Declines to 25% -

Irvine, CA – July 26, 2004 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank (the “Bank”), announced today record net income of $10.9 million, or $0.28 per diluted share, for the second quarter ended June 30, 2004, an increase of 134% and 87%, respectively, from $4.7 million and $0.15 per diluted share, for the second quarter of 2003. Also today, the Company announced that it has initiated a cash dividend policy and declared an initial cash dividend of $0.04 per share to be paid on August 30, 2004 to shareholders of record on August 16, 2004.  The Company’s net income for the six-month period ended June 30, 2004 was a record $18.0 million, or $0.50 per diluted share, an increase of 102% and 72%, respectively, from $8.9 million and $0.29 per diluted share, for the six-month period ended June 30, 2003. Excluding merger-related costs of $420,000, the gain on sale of securities of $1.3 million and the $1.2 million penalty incurred due to the prepayment of FHLB borrowings reported as early extinguishment of debt, the Company’s net income would have been $11.1 million, or $0.28 per diluted share, for the second quarter of 2004.(1) The Company’s return on average equity (“ROAE”) and return on average assets (“ROAA”) for the second quarter of 2004 were 17.66% and 1.57%, respectively, compared to 21.08% and 1.48% for the second quarter of 2003, respectively. Return on tangible equity increased to 32.58% for the second quarter of 2004, compared to 24.70% for the second quarter of 2003. Average equity and average tangible equity ratios for the second quarter of 2004 were 8.86% and 4.80%, respectively. The Company’s ROAE and ROAA for the six-month period ended June 30, 2004 were 20.29% and 1.56%, respectively, compared to 20.85% and 1.58% for the six-month period ended June 30, 2003, respectively. Return on tangible equity increased to 31.48% for the six-month period ended June 30, 2004, compared to 24.60% for the six-month period ended June 30, 2003. The Company’s results for the three and six-month periods ended June 30, 2004 include the acquisition of Hawthorne Financial Corporation (“Hawthorne”), which closed on June 4, 2004.

Stephen H. Gordon, Chairman and Chief Executive Officer, stated, “The second quarter results, which reflect only 26 days worth of combined operations resulting from the acquisition of Hawthorne, continued to show strong and efficient growth in interest income, net interest income, total revenues and net income.  We’re very proud of the high level of performance by every one of the Company’s employees during the quarter, of the role they played in completing an acquisition as considerable as that of Hawthorne, and their contribution to the record performance numbers reported today.” Gordon added, “The second quarter’s accomplishments marked a significant milestone in the Company’s history.  The Company now has in excess of $4.7 billion in total assets, with loan portfolio growth primarily driven by the origination of adjustable rate commercial loans secured by lower risk multi-family properties.  The Company’s deposit franchise has now grown to over $2.4 billion in total deposits and offers a wide array of banking products and services through 20 banking offices located across Southern California.  The Company believes that it is now one of California’s premier community-based retail deposit franchises. The balance sheet is now

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supported by much greater levels of capital and reserves, and is well positioned for anticipated significant growth and continued volatility in market interest rates.  As a result of the continued successful maturation of the Company’s franchise and our primary focus on enhancing shareholder value, we’re pleased to announce that the Company has initiated a quarterly cash dividend policy and has declared an initial cash dividend of $0.04 per share to be paid on August 30, 2004, to shareholders of record on August 16, 2004.”

($ in 000’s, except per share data)	Q2 2004	Q1 2004	Q2 2003	Year to Date 6/30/2004	Year to Date 6/30/2003

Net income	$10,923	$7,101	$4,675	$18,024	$8,914
Basic EPS(2)	0.30	0.24	0.16	0.54	0.31
Diluted EPS(2)	0.28	0.22	0.15	0.50	0.29
Net interest income	22,875	13,802	9,999	36,677	18,063
Net interest margin	3.51%	3.14%	3.30%	3.36%	3.35%
Total revenues	$36,591	$23,448	$19,332	$60,039	$35,938
ROAA	1.57%	1.56%	1.48%	1.56%	1.58%
ROAE	17.66	26.30	21.08	20.29	20.85
ROAE - Tangible	32.58	29.91	24.70	31.48	24.60
Efficiency ratio	25.34	25.86	29.18	25.53	29.60
Core Loan Originations(3)	$418,916	$230,103	$183,686	$649,019	$440,883

Some of the Company’s second quarter 2004 highlights and achievements include:

•	The Company obtained the necessary regulatory and shareholder approvals to acquire Hawthorne, and completed the transaction after the close of business on June 4, 2004.

•

The Company’s consolidated assets increased 142% to $4.74 billion at June 30, 2004, from $1.96 billion at March 31, 2004, and 236% from $1.41 billion, at June 30, 2003.  Average assets increased 54% to $2.79 billion for the second quarter of 2004, from $1.82 billion for the first quarter of 2004, and 122% from $1.26 billion for the second quarter 2003.

•

The Company’s core loan originations were a record $418.9 million during the second quarter of 2004, an increase of 82% and 128% from $230.1 million and $183.7 million, for the first quarter of 2004 and second quarter of 2003, respectively.  The Company’s total loan originations were a record $466.7 million during the second quarter of 2004, an increase of 80% and 125% from $259.4 million and $207.1 million, for the first quarter of 2004 and second quarter of 2003, respectively. The Company retained 100% of its core loan originations during the second quarter of 2004, compared to 99% during the first quarter of 2004 and 86% of its core loan originations during the second quarter of 2003.

•

The Company enters the third quarter of 2004 with a record core loan pipeline of $439 million at June 30, 2004, and a record total pipeline of $470 million.  The Company projects significant loans held for investment growth during the third quarter driven by strong volumes of adjustable rate core loan originations, with the Company’s loan origination pipeline floating with market interest rates.

•

The Company’s loans held for investment increased 205% to $3.65 billion at June 30, 2004, from $1.20 billion at March 31, 2004, and 423% from $697.0 million at June 30, 2003.  At June 30, 2004, the Company’s loans held for investment portfolio weighted average months to reset or maturity shortened to 14 months, from 21 months at March 31, 2004.  The Company continues to originate and portfolio significant volumes of adjustable rate commercial loans secured by lower risk multi-family properties, which rates are tied to market sensitive indices.  The Company’s loan-to-one-borrower limit increased to $55 million, at June 30, 2004 from $23 million, at March 31, 2004.

•

The Company’s allowance for loan losses increased to 1.00% of net loans at June 30, 2004, compared to 0.33% at March 31, 2004, and 0.57% at June 30, 2003.  The Company determined that a provision for loan losses was not required for the second quarter of 2004 based on the asset quality review completed during such quarter. The increase in the allowance for loan losses at June 30, 2004 compared to March 31, 2004 is due to the acquisition of Hawthorne. Nonperforming assets totaled $5.7 million, or 0.12% of total assets, at

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June 30, 2004, compared to $75,000 at March 31, 2004, with the increase in nonperforming assets resulting from the Company’s acquisition of Hawthorne.  At June 30, 2004, the allowance for loan losses totaled 646% of nonperforming assets.

•

The Company’s securities portfolio decreased 1% to $499.8 million at June 30, 2004, from $506.8 million at March 31, 2004, and 14% from $581.2 million, at June 30, 2003.  As part of the previously announced restructuring of Hawthorne’s balance sheet, following completion of the acquisition, the Company sold the entire securities portfolio it acquired from Hawthorne totaling $331.1 million that were carried on Hawthorne’s books at a yield of 3.70%, and prepaid $331.0 million of FHLB borrowings that were carried on Hawthorne’s books at a weighted average interest cost of 4.53%.  This deleveraging strategy results in higher net interest income, net income and capital ratios.  Total securities represented 11% of the Company’s total assets at June 30, 2004, significantly below the industry peer average and the Company’s historic levels.

•

The Company’s total deposits increased 232% to $2.44 billion at June 30, 2004, from $736.3 million at March 31, 2004, and 361% from $529.6 million at June 30, 2003.  Transaction accounts, which are less sensitive to interest rate changes than other deposit accounts, increased 153% to $1.22 billion at June 30, 2004, from $481.7 million at March 31, 2004, and 317% from $292.0 million at June 30, 2003.  Transaction accounts totaled 50% of total deposits at June 30, 2004, of which business deposits accounted for 19% of total transaction deposits.  The Company’s Financial Services Group accounted for $46.2 million of transaction account deposits at June 30, 2004.  It is the Company’s belief that should market interest rates rise, the rates paid by the Company on its transaction accounts will lag such moves, as evidenced by current market rates paid by the Bank on its transaction accounts.

•

The Company’s equity to assets and tangible equity to assets were 12.29% and 4.62%, respectively, at June 30, 2004, respectively, compared to 5.81% and 5.14% at March 31, 2004, respectively, and compared to 6.47% and 5.55% at June 30, 2003, respectively.  The Company’s tangible equity to tangible assets ratio was 5.00% at June 30, 2004, compared to 5.17% and 5.60% at March 31, 2004 and June 30, 2003, respectively. Capital ratios at June 30, 2004 were higher than the December 31, 2003 proforma combined capital ratios that the Company indicated in its announcement of the Hawthorne acquisition in January 2004.

•

The Company’s book value per share increased to $10.97 at June 30, 2004, compared to $3.78 and $3.12 at March 31, 2004 and June 30, 2003, respectively. The Company’s tangible book value per share increased to $4.13 at June 30, 2004, compared to $3.35 and $2.67 at March 31, 2004 and June 30, 2003, respectively.

•

The Company’s total revenues, defined as interest income plus noninterest income, increased 56% to $36.6 million for the second quarter of 2004, from $23.4 million for the first quarter of 2004, and 89% from $19.3 million for the second quarter of 2003.  Revenue enhancements are being realized related to the acquisition of Hawthorne, though the Company had indicated in its announcement of the Hawthorne acquisition that earnings accretion guidance was not predicated on the realization of any revenue enhancements.

•

The Company’s net interest margin increased by 37 basis points to 3.51% for the second quarter of 2004, from 3.14% for the first quarter of 2004, and increased 21 basis points from 3.30% for the second quarter of 2003.  The Company’s yield on interest earning assets increased 24 basis points to 5.16% for the second quarter ended June 30, 2004, compared to 4.92% for the first quarter ended March 31, 2004. The Company’s cost of funds, which includes the effect of noninterest bearing deposits, decreased 14 basis points to 1.71% for the second quarter ended June 30, 2004, compared to 1.85% for the first quarter ended March 31, 2004.

•

The Company’s efficiency ratio decreased to 25.34% for the second quarter of 2004, from 25.86% for the first quarter of 2004, and 29.18% for the second quarter of 2003, ranking the Company amongst the most efficient financial institutions in the industry. The continued decline in the Company’s efficiency ratio reflects the continued increase in revenues, while the Company is significantly ahead of schedule on the realization of the cost savings related to the acquisition of Hawthorne, as set forth in its announcement of the Hawthorne acquisition. The Company defines its efficiency ratio as general and administrative expenses as a percentage of net interest income and noninterest income.  General and administrative expenses as a percentage of average assets increased to 0.94% for the second quarter of 2004 from 0.89% for the first quarter of 2004, and declined from 1.21% for the second quarter of 2003.

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•

The Company’s net income increased 54% to $10.9 million for the second quarter of 2004, from $7.1 million for the first quarter of 2004, and 134% from $4.7 million for the second quarter of 2003.  It is the Company’s belief that 2004 earnings accretion due to the acquisition of Hawthorne will be higher than as indicated in its January 2004 announcement of the Hawthorne acquisition.  The Company’s return on average equity decreased to 17.66% for the second quarter of 2004, from 26.30% for the first quarter of 2004 and 21.08% for the second quarter of 2003. The decrease in ROAE from earlier periods is a result of the significant increase in equity related to the acquisition of Hawthorne. The Company’s return on average tangible equity increased to 32.58% for the second quarter of 2004, from 29.91% for the first quarter of 2004 and 24.70% for the second quarter of 2003.  Excluding the merger-related costs of $420,000, the gain on sale of securities of $1.3 million, and the $1.2 million penalty incurred due to the prepayment of FHLB borrowings, the Company’s net income for the second quarter of 2004 would have been $11.1 million, or $0.28 per diluted share.

•

In May 2004, the Company announced that its Board of Directors had authorized the repurchase of up to 2.5% of the Company’s proforma shares outstanding, giving effect to the Hawthorne acquisition, not to exceed $20 million in value. At June 30, 2004, the Company had repurchased 484,500 shares, at an average price of $17.66.  The Company’s share repurchase authorization remains in effect.

•

In April 2004, the Company announced that it had hired three top loan agents for its lending offices in Encino, Riverside and La Jolla.  The recent hires were among the top producers of multi-family loans at leading southern California income property lenders prior to joining the Bank. Further in late June 2004, the Company announced that Thomas G. Lawyer had joined its executive team as Executive Vice President, Income Property Lending.  Mr. Lawyer, a 25 year banking veteran, joins the Bank from Citibank, FSB, a bank subsidiary of Citigroup, Inc. (NYSE: “C”), where he was Executive Vice President and Western Regional Director for Citibank’s Commercial Real Estate Group. While under his direction, Cal Fed / Citibank became the second largest lender in California on multi-family properties.

•

On June 21, 2004, the Bank opened a banking office in Malibu California.  The Company’s 20th branch is located in Cross Creek Plaza, just off the Pacific Coast Highway, and the Company’s 21st branch is scheduled to open in September 2004 in Beverly Hills, CA.  During the quarter, the Company also announced its plans to open a branch in Newport Coast, California in early 2005.  The Company plans to continue to execute its strategic plan driven by its organic growth with a branch to be located in Northern California in the city of San Mateo.  The Northern California banking office is scheduled to open before year–end 2004, and complements the Bank’s four Northern California lending offices, which are located in Burlingame, Oakland, Corte Madera, and Sacramento.  The Company originated approximately 14% of its multi-family and commercial real estate loans in Northern California, during the twelve months ended June 30, 2004. It is the Company’s intention to continue to opportunistically expand its deposit franchise through its successful organic de novo branch strategy.

•

The Bank was the fastest growing savings institution in California for the 36-month period ended March 31, 2004, according to data available from the FDIC website www.fdic.gov.  Additionally, the Company was the fourth largest originator of multi-family loans in California for the 12-month period ended March 31, 2004, according to information available from Dataquick Information Systems.

ACQUISITION UPDATE

The Company’s acquisition of Hawthorne and the merger of Hawthorne Savings into Commercial Capital Bank were completed after the close of business on June 4, 2004.  The Company issued 23,484,930 shares of its common stock for Hawthorne’s outstanding shares, exchanged 1,009,850 options for Hawthorne’s outstanding options and exchanged 949,319 warrants for Hawthorne’s outstanding warrants through the acquisition.  The acquisition of Hawthorne created $344.3 million of goodwill, and a core deposit intangible of $6.4 million.  The core deposit intangible will be amortized over a ten-year period.  As of June 30, 2004, the integration of Hawthorne is proceeding on schedule, with the realization of cost savings significantly ahead of schedule.  At the time of the announcement of the Hawthorne acquisition in January 2004, the Company estimated cost savings of 25% of Hawthorne’s projected general and administrative expenses, with 25% of these cost savings being phased in during the third quarter of 2004

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and 50% of these cost savings being phased in during the fourth quarter of 2004. The Company believes that the aggregate annual cost savings of 25% of Hawthorne’s projected general and administrative expenses will be achieved.  There were no branch closings and core data processing system conversions are anticipated to occur in October 2004.  The Company stated at the time the merger was announced that the Company was not factoring in any revenue enhancements, however revenue enhancements are being realized, including the balance sheet restructuring which unwound a wholesale leverage position consisting of approximately $330 million of securities and borrowings on the balance sheet at a negative spread.  The Company anticipates that 2004 earnings accretion will exceed earlier estimates provided in its January 2004 announcement of the Hawthorne acquisition.

As a result of the acquisition of Hawthorne, the Company incurred $420,000 of merger related costs during the second quarter of 2004, due to the cancellation of its data processing contracts and to record retention bonuses for certain Hawthorne employees during the transition.

NET INTEREST INCOME

The Company’s net interest income increased 129% and 103% to $22.9 million and $36.7 million for the three and six-month periods ended June 30, 2004, respectively, from $10.0 million and $18.1 million for the three and six-month periods ended June 30, 2003, respectively.  The Company’s net interest margin increased 37 basis points to 3.51% for the second quarter of 2004, compared to 3.14% for the first quarter of 2004.   The Company’s net interest spread increased 38 basis points to 3.41% for the second quarter of 2004, compared to 3.03% for the first quarter of 2004.  Excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition, the Company’s net interest margin would have been 3.32% during the second quarter of 2004, an increase of 18 basis points compared to 3.14% for the first quarter of 2004 and the Company’s net interest spread would have been 3.21% during the second quarter of 2004, an increase of 18 basis points compared to 3.03% for the first quarter of 2004.

The Company’s yield on interest earning assets increased 24 basis points to 5.16% for the second quarter ended June 30, 2004, compared to 4.92% for the first quarter ended March 31, 2004.  The Company’s yield on total loans increased 8 basis points to 5.44% for the second quarter ended June 30, 2004, compared to 5.36% for the first quarter ended March 31, 2004.  The Company’s cost of interest bearing liabilities decreased 14 basis points to 1.75% for the second quarter ended June 30, 2004, compared to 1.89%, for the first quarter ended March 31, 2004.   The Company’s cost of funds, which includes the effect of noninterest bearing deposits, decreased 14 basis points to 1.71% for the second quarter ended June 30, 2004, compared to 1.85% for the first quarter ended March 31, 2004.

During the second quarter of 2004, the Company continued to take proactive steps to manage its net interest margin and interest rate risk position in anticipation of higher market rates of interest.  During the quarter, the Company prepaid $214 million of shorter duration, fixed rate FHLB borrowings and subsequently extended duration. The Company incurred a penalty of $1.2 million on the prepayment of FHLB borrowings.   As noted, in connection with the closing of the Company’s acquisition of Hawthorne, the Company sold $331.1 million of lower yielding mortgage-backed securities that were carried on Hawthorne’s books at a yield of 3.70% and prepaid $331.0 million of higher costing FHLB advances that were carried on Hawthorne’s books at a weighted average interest cost of 4.53%, thereby unwinding a wholesale leverage position that was on Hawthorne’s books at a negative spread. Additionally, the Company securitized approximately $27 million of Hawthorne’s single family residential loans and subsequently sold them, resulting in a gain on sale of securities of $1.2 million.  The majority of the loans securitized and sold were longer duration fixed rate assets.  The combined effect of these strategies are anticipated to result in higher net interest income, higher net interest margin and a more asset sensitive balance sheet going forward.

NONINTEREST INCOME

Noninterest income totaled $3.0 million for the quarters ended June 30, 2004, and June 30, 2003. In late June 2004, the Company securitized and subsequently sold $27 million of single family loans that had been originated by Hawthorne, resulting in a gain of $1.2 million.  Recurring loan and retail banking fee income for the second quarter of 2004 increased 211% to $1.2 million, compared to $383,000 for the second quarter of 2003, and offset the decline in income from gains on sales of loans and securities during the second quarter of 2004, compared to the second quarter of 2003.  Noninterest income decreased 23% to $4.8 million for the six-month period ended June 30, 2004, compared to $6.2 million for the six-month period ended June 30, 2003.  The Company’s noninterest income included gains on

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sales of loans and securities of $2.3 million for the six-month period ended June 30, 2004,  compared to $4.7 million for the six-month period ended June 30, 2003.

NONINTEREST EXPENSES

The Company’s efficiency ratio decreased to 25.34% and 25.53% for the three and six-month periods ended June 30, 2004, respectively, compared to 29.18% and 29.60% for the three and six-month periods ended June 30, 2003, respectively.  General and administrative expenses decreased to 0.94% and 0.92% of total average assets for the three and six-month periods ended June 30, 2004, respectively, compared to 1.21% and 1.28% for the three and six-month periods ended June 30, 2003, respectively.

The Company’s general and administrative expenses totaled $6.5 million and $10.6 million for the three and six-month periods ended June 30, 2004, respectively, compared to $3.8 million and $7.2 million for the three and six-month periods ended June 30, 2003, respectively. The increase during the three-month period ended June 30, 2004 compared to the three-month period ended June 30, 2003 is primarily due to higher personnel and operational costs, including occupancy, marketing and insurance costs related to the additional operations from the acquisition of Hawthorne. The Company recorded $1.2 million in costs associated with the early extinguishment of FHLB advances for the three and six-month periods ended June 30, 2004, compared to $771,000 and $923,000 for the three and six-month periods ended June 30, 2003, respectively.  The Company recorded $58,000 of amortization of the core deposit intangible for the three-month period ended June 30, 2004, as a result of the acquisition of Hawthorne after the close of business on June 4, 2004.

INCOME TAXES

The Company’s effective tax rate was 39.42% and 39.13% for the three and six-month periods ended June 30, 2004, respectively, compared to 39.93% and 40.20% for the three and six-month periods ended June 30, 2003, respectively.

BALANCE SHEET AND CAPITAL

The Company had total consolidated assets of $4.74 billion at June 30, 2004, an increase of 142% and 236% from $1.96 billion and $1.41 billion at March 31, 2004 and June 30, 2003, respectively.   Total loans, which include loans held for investment and loans held for sale, net of allowances, totaled $3.65 billion, an increase of 204% and 385% from $1.20 billion and $751.8 million at March 31, 2004 and June 30, 2003, respectively.

At June 30, 2004, 46% of the Company’s loans held for investment are tied to an index that adjusts each month or mature within one month.  In addition, 63% of the Company’s loans held for investment have interest rates scheduled to reset within six months or mature within six months and 67% reset or mature within one year from June 30, 2004. The Company’s total loan portfolio had a weighted average duration to reset or maturity of approximately 14 months at June 30, 2004, representing a significant decrease from 21 months at March 31, 2004, thereby creating a greater degree of asset sensitivity at June 30, 2004.

The Company’s securities portfolio totaled $499.8 million at June 30, 2004, a decrease of 1% and 14% from $506.8 million and $581.2 million at March 31, 2004 and June 30, 2003, respectively. Mortgage-backed securities were 11% of total assets at June 30, 2004, well below industry peers, and well below the Company’s historic levels, which were 26% and 41% at March 31, 2004 and June 30, 2003, respectively.  As part of the previously announced balance sheet restructuring of the Hawthorne balance sheet, at the close of the acquisition, the Company sold $331.1 million of mortgage-backed securities, which amounted to the entire securities portfolio acquired from Hawthorne.  The Company continues to reinvest cash flows received from the securities portfolio into the Company’s higher yielding, adjustable rate loans, positioning the Company to benefit from anticipated higher market interest rates.

The Company’s deposits totaled $2.44 billion at June 30, 2004, an increase of 232% and 361% from $736.3 million and $529.6 million at March 31, 2004 and June 30, 2003, respectively. Transaction account deposits totaled $1.22 billion at June 30, 2004, an increase of 153% and 317% from $481.7 million and $292.0 million at March 31, 2004 and June 30, 2003, respectively.   Of the Company’s transaction account deposits at June 30, 2004, the majority was from Los Angeles, Orange, Riverside, and San Diego counties, with business deposits accounting for $236.7 million of the total.  The Company’s time deposits totaled $1.23 billion at June 30, 2004, compared $254.6 million and $237.6 million at March 31, 2004 and June 30, 2003, respectively.  The deposit franchise consisted of approximately 71,000

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accounts, at June 30, 2004, served by 20 banking offices with an average of $122 million in deposits per branch. The Company’s approximately 52,000 transaction accounts had an average balance of approximately $23,000. The Company’s approximately 19,000 time deposit accounts had an average balance of approximately $63,000.

Borrowings totaled $1.69 billion at June 30, 2004, an increase of 54% and 120% from $1.10 billion and $765.5 million at March 31, 2004 and June 30, 2003, respectively. FHLB advances totaled $1.55 billion at June 30, 2004, an increase of 60% and 156% from $970.5 million and $606.7 million at March 31, 2004 and June 30, 2003, respectively.  FHLB borrowings with maturities of greater than one year and less than 6.5 years totaled $967 million, at June 30, 2004. Repurchase agreements declined to a balance of zero at June 30, 2004, from $58.5 million and $68.8 million at March 31, 2004 and June 30, 2003, respectively.  During the second quarter of 2004, the Company received net proceeds of $15.0 million from the issuance of trust preferred securities through unconsolidated trust subsidiaries, the proceeds of which are to be used for general corporate purposes, including the repurchase of the Company’s common stock.  At June 30, 2004, the Company’s junior subordinated debt issued to its unconsolidated trust subsidiaries totaled $135.4 million, compared to $64.4 million at March 31, 2004, and $35.0 million at June 30, 2003, reflecting the additional issuance by the Company during the second quarter of 2004 and the debt assumed through the acquisition of Hawthorne.

Stockholders’ equity totaled $582.8 million at June 30, 2004, an increase of  412% and  538% from $113.8 million and $91.3 million at March 31, 2004, and June 30, 2003, respectively. Tangible stockholders’ equity totaled $219.1 million, an increase of 118% and 180% from $100.7 million and $78.3 million at March 31, 2004, and June 30, 2003, respectively.  The Company’s equity to assets and tangible equity to assets were 12.29% and 4.62% at June 30, 2004, respectively, compared to 5.81% and 5.14% at March 31, 2004, respectively, and compared to 6.47% and 5.55% at June 30, 2003, respectively. The Company’s tangible equity to tangible assets ratio was 5.00% at June 30, 2004, compared to 5.17% and 5.60% at March 31, 2004 and June 30, 2003, respectively.  Capital ratios at June 30, 2004 were higher than the December 31, 2003 proforma combined capital ratios that the Company indicated in its announcement of the Hawthorne acquisition in January 2004.  The Company issued 23,484,930 shares in relation to the acquisition of Hawthorne.  The acquisition of Hawthorne created $344.3 million of goodwill and a core deposit intangible of $6.4 million. The core deposit intangible will be amortized over ten years.  The Company also exchanged 1,009,850 options and 949,319 warrants for Hawthorne’s stock for options and warrants consistent with the exchange ratio provided to Hawthorne’s shareholders in the Hawthorne acquisition.  Book value per share totaled $10.97, an increase of 190% and 252% from $3.78 and $3.12 at March 31, 2004, and June 30, 2003, respectively.  Tangible book value per share totaled $4.13, an increase of 23% and 55% from $3.35 and $2.67 at March 31, 2004, and June 30, 2003, respectively.   In addition, the capital ratios of Commercial Capital Bank continued to exceed federal regulatory requirements for classification as a “well-capitalized” institution, the highest regulatory standard. The Bank’s core, tier one risk-based and total risk-based capital ratios are estimated to be 7.58%, 10.36% and 11.50% at June 30, 2004, respectively.

LOAN ORIGINATIONS

The Company’s core loan originations were a record $418.9 million during the second quarter of 2004, an increase of 82% and 128% from $230.1 million and $183.7 million, for the first quarter of 2004 and second quarter of 2003, respectively. The Company’s total loan originations, which include loans that were funded through the Company’s strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels totaled $466.7 million during the second quarter of 2004, an increase of 80% and 125% from $259.4 million and $207.1 million for the first quarter of 2004 and second quarter of 2003, respectively.  The Company’s total loan originations increased 53% to a record $726.1 million during the six-month period ended June 30, 2004, from $474.1 million for the six-month period ended June 30, 2003.   The value of loans in the Company’s core loan pipeline totaled a record $439 million at June 30, 2004, compared to $243 million and $182 million at March 31, 2004 and June 30, 2003, respectively. The value of loans in the Company’s total loan pipeline equaled a record $470 million at June 30, 2004, compared to $297 million and $194 million at March 31, 2004 and June 30, 2003, respectively.  The Company is one of California’s few statewide income property lending franchises.

PORTFOLIO ASSET QUALITY

The Company’s total loans increased 208% to $3.70 billion at June 30, 2004, from $1.20 billion at March 31, 2004, and 427% from $701.4 million at June 30, 2003.  The Company’s total loan portfolio is more diversified as a result of

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the Hawthorne acquisition.  The most significant changes in the credit concentration levels of the Company’s total loan portfolio were in the multi-family and single family residential loan portfolios.  The Company’s multi-family loan portfolio increased $1.02 billion to $2.07 billion at June 30, 2004, from $1.05 billion at March 31, 2004, however, the credit concentration level decreased to 56% of the total loan portfolio at June 30, 2004, from 87% at March 31, 2004.  This was primarily the result of the Company’s $921.4 million increase in the single family residential portfolio to $924.2 million at June 30, 2004, from $2.9 million at March 31, 2004.  The Company’s single family residential portfolio represents 25% of the total loan portfolio at June 30, 2004.  The commercial real estate loan portfolio increased $281.6 million to $427.9 million at June 30, 2004, from $146.3 million at March 31, 2004, however, the credit concentration level slightly decreased from 12.2% to 11.6% of the total loan portfolio. Other additions to the total loan portfolio include construction and land loans, which total $268.6 million and represent 7% of the total loan portfolio at June 30, 2004.  Prior to the acquisition of Hawthorne, the Company had one nonaccrual loan, a commercial business line of credit, which had a $39,000 outstanding balance at June 30, 2004. The loan is currently performing in accordance with its restructuring agreement and its outstanding balance has declined from $75,000 and $205,000 at March 31, 2004 and June 30, 2003, respectively. Nonperforming assets totaled $5.7 million, or 0.12% of total assets, at June 30, 2004, with the increase in nonperforming assets resulting from the Company’s acquisition of Hawthorne, consisting solely of single family residential and consumer loans.

The Company’s comprehensive asset quality review, performed during the second quarter of 2004, was based on its enhanced asset classification process along with the prior classification process of Hawthorne applied to the acquired loan portfolio.  The Company used this current information, along with other qualitative and quantitative factors, updated industry and peer comparison data to calculate the allowance for loan losses. This comprehensive review indicated that a provision for loan losses for the second quarter of 2004 was not required and that the allowance for loan losses is adequate to cover potential losses inherent in the loan portfolio.  Future additions to the allowance for loan losses may be required as a result of the factors described below.

Management establishes the allowance for loan losses commencing with the credit quality and historical performance of the Company’s multi-family, commercial real estate, single family residential, construction, and land loan portfolios, which accounts for virtually all of the loan portfolio.  Prior to the acquisition of Hawthorne, the multi-family and commercial real estate loan portfolio had not resulted in any delinquencies more than one payment past due, non-performing loans, adverse classifications or losses.  The Company’s overall asset quality remains sound, as supported by its internal risk rating process of a more seasoned multi-family, commercial real estate and single family residential loan portfolio.

The allowance for loan losses is derived by analyzing the historical loss experience and asset quality within each loan portfolio segment, along with assessing qualitative environmental factors, and correlating it with the delinquency and classification status for each portfolio segment.  Management utilizes a loan grading system with five classification categories, including assets classified as Pass, based upon credit risk characteristics and categorizes each loan asset by risk grade allowing for a more consistent review of similar loan assets.  Management has also evaluated the loss exposure of classified loans, which are reviewed individually based on the evaluation of the cash flow, collateral, other sources of repayment, guarantors and any other relevant factors to determine the inherent loss potential in the credit.

Management considers the following qualitative environmental factors in determining the allocated loss factors when analyzing the allowance for loan losses: the levels of and trends in past due, non-accrual and impaired loans; levels of and trends in charge-offs and recoveries; the trend in volume and terms of loans; the effects of changes in credit concentrations; the effects of changes in risk selection and underwriting standards, and other changes in lending policies, procedures and practices; the experience, ability and depth of management and other relevant staff; national and local economic trends and conditions; and industry conditions.

The overall adequacy of the allowance for loan losses is reviewed by the Bank’s Internal Asset Review Committee on a quarterly basis and submitted to the Board of Directors for approval.  The Internal Asset Review Committee’s responsibilities consist of risk management, as well as problem loan management, which include ensuring proper risk grading of all loans and analysis of specific allocations for all classified loans.

At June 30, 2004, Commercial Capital Bancorp, Inc. had total assets of $4.7 billion, and total deposits of $2.4 billion.  Commercial Capital Bank operates 20 banking offices located in Westlake Village (Ventura County), Tarzana,

8/17

Malibu, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine (3), Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar and San Diego (San Diego County), and 12 lending offices, located in Sacramento, Corte Madera, Burlingame, Oakland, Woodland Hills, Encino, West Los Angeles, El Segundo, Tustin, Irvine, Riverside, and San Diego, California, with plans to open banking offices in Beverly Hills, California in September 2004, San Mateo, California in December 2004, and Newport Coast, California in early 2005.  The Company was the 4th largest multi-family lender in California during the 12 months ended March 31, 2004 (source: Dataquick Information Systems) and the Bank was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended March 31, 2004 (source: www.fdic.gov).

CONFERENCE CALL AND WEBCAST INFORMATION

Analysts and investors may listen to a discussion of the second quarter of 2004 performance and participate in the question/answer session either by dialing the phone number listed below, or through viewing a live video webcast of the discussion accessed through a link on the home page of the Company’s website at www.commercialcapital.com.  The multimedia webcast enables participants to listen to the discussion and simultaneously view the video broadcast, tables, charts, an outline of the performance highlights, and submit questions for live response from the hosts. Windows Media player is required for viewing the video webcast.  Interested parties can download the slide presentation from the Company’s website prior to the start of the call.

Conference Call	Webcast
Date: Monday, July 26, 2004	Date: Monday, July 26, 2004
Time: 7:00 a.m. PDT (10:00 a.m. EDT)	Time: 7:00 a.m. PDT (10:00 a.m. EDT)
Phone Number (800) 901-5213	Webcast URL: www.commercialcapital.com
International Dial-in Number (617) 786-2962	Windows Media player is required
Access Code: 95297671

Replay information: for those who are unable to participate in the call or webcast, an archive of the webcast will be available on the Company’s site at www.commercialcapital.com beginning approximately 2 hours following the end of the call.  The archive will be available until August 31, 2004.

It is recommended that participants dial into the call, or log in to the webcast, approximately 5 to 10 minutes prior to the event.

This press release and the aforementioned webcast may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets.  The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

(1)  For detail regarding non-GAAP financial measures, see financial tables.

(2)  Per share data has been adjusted to reflect the 3-for-2 stock split completed on September 29, 2003, and the 4-for-3 stock split completed on February 20, 2004.

(3)  The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

9/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	June 30, 2004	June 30, 2003

ASSETS
Cash and Bank Accounts	$18,379	$2,218
Fed Funds	—	—
Securities
MBS - Available For Sale	499,746	581,106
Other Investments - Available For Sale	100	101

Total Securities	499,846	581,207
FHLB Stock	85,543	30,282
Loans Held for Investment
Single Family	924,238	3,239
Multi-family	2,065,938	610,202
Commercial Real Estate	427,898	78,620
Construction Loans	216,926	—
Land	51,637	—

Total Real Estate Loans	3,686,637	692,061
Business and Other Loans	12,926	9,358

Total Loans	3,699,563	701,419
Net Deferred Fees, Premiums and Discounts	(14,801)	(462)
Allowance for Loan Losses	(36,831)	(4,002)

Total Loans Held for Investment, Net	3,647,931	696,955
Loans Held for Sale	983	54,890
Fixed Assets - Net	8,441	1,023
Foreclosed Assets	—	—
Accrued Interest Receivable	16,897	5,622
Goodwill	357,367	13,035
Core Deposit Intangible	6,308	—
Bank-Owned Life Insurance	45,843	17,560
Other Assets	56,312	9,029

TOTAL ASSETS	$4,743,850	$1,411,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand Deposits - Noninterest-Bearing	$92,627	$9,110
Demand Deposits - Interest-Bearing	88,922	806
Money Market Checking	450,317	278,542
Money Market Savings	386,836	—
Savings	198,063	3,553

Total Transaction Deposits	1,216,765	292,011
Retail Time Deposits	1,154,211	189,433
Broker Time Deposits	72,961	48,123

Total Time Deposits	1,227,172	237,556

Total Deposits	2,443,937	529,567
Borrowings
FHLB Advances	1,550,770	606,733
Securities Sold Under Agreements to Repurchase	—	68,840
Junior Subordinated Debentures (1)	135,370	—
Trust Preferred Securities (1)	—	35,000
Warehouse Line of Credit	—	54,967

Total Borrowings	1,686,140	765,540
Other Liabilities	30,952	25,368

TOTAL LIABILITIES	4,161,029	1,320,475

STOCKHOLDERS’ EQUITY	582,821	91,346

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,743,850	$1,411,821

Operating Data Performance Ratios and Other Data:	June 30, 2004	June 30, 2003

Equity to assets at end of period	12.29%	6.47%
Tangible equity to assets at end of period	4.62	5.55
Tangible equity to tangible assets at end of period	5.00	5.60
Nonperforming assets	$5,699	$205
Nonperforming assets to total assets	0.12%	0.01%
Allowance for loan losses to total loans held for investment at end of period	1.00	0.57
Allowance for loan losses to nonaccrual loans	646	1,952

Per Share Data
Common shares outstanding at end of period (2)	53,126,308	29,275,728
Book value per share (2)	$10.97	$3.12
Tangible book value per share (2)	4.13	2.67

(1) The Company adopted FIN46R on January 1, 2004, which deconsolidated the trust subsidiaries and changes the classification of the related debt from trust preferred securities to junior subordinated debentures.

(2) Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

10/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED

	June 30, 2004	June 30, 2003

Interest Income
Loans	$26,647	$10,309
Securities	6,301	5,700
FHLB Stock	662	278
Federal Funds Sold and Other	16	11

Total Interest Income	33,626	16,298
Interest Expense
Deposits	4,815	2,540
FHLB Advances	4,774	2,557
Repurchase Agreements	139	384
Junior Subordinated Debentures	986	—
Trust Preferred Securities	—	448
Warehouse Line Advances	37	370

Total Interest Expense	10,751	6,299

Net Interest Income	22,875	9,999
Provision for Loan Losses	—	677

Net Interest Income after Provision for Loan Losses	22,875	9,322
Noninterest Income
Gain on Sale of Loans	4	571
Mortgage Banking Fees	194	285
Loan Related and Other Fees	1,007	368
Retail Banking Fees	186	15
Other Income	315	278
Gain on Sale of Securities	1,259	1,517

Total Noninterest Income	2,965	3,034

Noninterest Expenses
Compensation and Benefits	3,452	2,127
Severance	—	241
Non-Cash Stock Compensation	29	145
Occupancy and Equipment	713	292
General Operating	1,933	998
Merger-Related	420	—

Total G&A Expenses	6,547	3,803
Early Extinguishment of Debt	1,204	771
Amortization of Core Deposit Intangible	58	—

Total Noninterest Expenses	7,809	4,574

Income Before Taxes	18,031	7,782
Income Tax Expense	7,108	3,107

Net Income	$10,923	$4,675

Operating Data Performance Ratios and Other Data:	June 30, 2004		June 30, 2003

Earnings per share - Basic (1)		$0.30	$0.16
Earnings per share - Diluted (1)		0.28	0.15
Weighted average shares outstanding -- Basic (1)		36,729,282	29,131,024
Weighted average shares outstanding -- Diluted (1)		39,194,351	30,871,625
Return on average assets		1.57%	1.48%
Return on average stockholders’ equity		17.66	21.08
Return on average tangible stockholders’ equity		32.58	24.70
Interest rate spread		3.41	3.19
Net interest margin		3.51	3.30
Efficiency ratio		25.34	29.18
G&A to average assets		0.94	1.21
Effective tax rate		39.42	39.93
Total loan originations		$466,690	$207,128
Core loan originations (2)		418,916	183,686
Broker/conduit originations		47,774	23,442
Core loan originations retained		420,988	157,803
Percent of core loan originations retained		100%	86%
Net Charge-offs <Recoveries>	$	<2>	$—

(1) Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

(2) The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

11/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	SIX MONTHS ENDED

	JUNE 30, 2004	JUNE 30, 2003

Interest Income
Loans	$41,688	$18,860
Securities	12,471	10,297
FHLB Stock	1,061	513
Federal Funds Sold and Other	36	19

Total Interest Income	55,256	29,689
Interest Expense
Deposits	7,903	4,543
FHLB Advances	8,669	4,672
Repurchase Agreements	295	853
Junior Subordinated Debentures	1,624	—
Trust Preferred Securities	—	904
Warehouse Line Advances	88	654

Total Interest Expense	18,579	11,626

Net Interest Income	36,677	18,063
Provision for Loan Losses	—	1,286

Net Interest Income after Provision for Loan Losses	36,677	16,777
Noninterest Income
Gain on Sale of Loans	142	1,546
Mortgage Banking Fees	306	360
Loan Related and Other Fees	1,417	549
Retail Banking Fees	213	29
Other Income	553	601
Gain on Sale of Securities	2,152	3,164

Total Noninterest Income	4,783	6,249

Noninterest Expenses
Compensation and Benefits	5,662	3,631
Severance	—	671
Non-Cash Stock Compensation	58	353
Occupancy and Equipment	1,074	500
General Operating	3,372	2,041
Merger-Related	420	—

Total G&A Expenses	10,586	7,196
Early Extinguishment of Debt	1,204	923
Amortization of Core Deposit Intangible	58	—

Total Noninterest Expenses	11,848	8,119

Income Before Taxes	29,612	14,907
Income Tax Expense	11,588	5,993

Net Income	$18,024	$8,914

Operating Data	SIX MONTHS ENDED

Performance Ratios and Other Data:	JUNE 30, 2004		JUNE 30, 2003

Earnings per share - Basic (1)		$0.54	$0.31
Earnings per share - Diluted (1)		0.50	0.29
Weighted average shares outstanding -- Basic (1)		33,374,139	28,888,008
Weighted average shares outstanding -- Diluted (1)		35,704,940	30,469,140
Return on average assets		1.56%	1.58%
Return on average stockholders’ equity		20.29	20.85
Return on average tangible stockholders’ equity		31.48	24.60
Interest rate spread		3.26	3.22
Net interest margin		3.36	3.35
Efficiency ratio		25.53	29.60
G&A to average assets		0.92	1.28
Effective tax rate		39.13	40.20
Total loan originations		$726,062	$474,079
Core loan originations (2)		649,019	440,883
Broker/conduit originations		77,043	33,196
Core loan originations retained		648,816	288,921
Percent of core loan originations retained		100%	66%
Net Charge-offs <Recoveries>	$	<4>	$—

(1) Per share data has been adjusted to reflect the  3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

(2) The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

12/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003

ASSETS
Cash and Bank Accounts	$18,379	$7,897	$4,066	$8,347	$2,218
Fed Funds	—	64,000	—	20,500	—
Securities
MBS - Available For Sale	499,746	506,682	560,629	448,859	581,106
Other Investments - Available For Sale	100	100	100	101	101

Total Securities	499,846	506,782	560,729	448,960	581,207
FHLB Stock	85,543	48,475	41,517	35,395	30,282
Loans Held for Investment
Single Family	924,238	2,882	3,193	2,754	3,239
Multi-family	2,065,938	1,045,651	935,063	764,996	610,202
Commercial Real Estate	427,898	146,329	108,560	83,687	78,620
Construction Loans	216,926	—	—	—	—
Land	51,637	—	—	—	—

Total Real Estate Loans	3,686,637	1,194,862	1,046,816	851,437	692,061
Business and Other Loans	12,926	7,094	5,711	10,397	9,358

Total Loans	3,699,563	1,201,956	1,052,527	861,834	701,419
Net Deferred Fees, Premiums and Discounts	(14,801)	(1,087)	(953)	(808)	(462)
Allowance for Loan Losses	(36,831)	(3,944)	(3,942)	(3,938)	(4,002)

Total Loans Held for Investment, Net	3,647,931	1,196,925	1,047,632	857,088	696,955
Loans Held for Sale	983	3,079	14,893	26,514	54,890
Fixed Assets - Net	8,441	1,784	1,534	1,400	1,023
Foreclosed Assets	—	—	—	—	—
Accrued Interest Receivable	16,897	7,626	6,827	5,514	5,622
Goodwill	357,367	13,035	13,035	13,035	13,035
Core Deposit Intangible	6,308	—	—	—	—
Bank-Owned Life Insurance	45,843	18,130	17,925	17,774	17,560
Other Assets	56,312	91,923	14,981	15,061	9,029

TOTAL ASSETS	$4,743,850	$1,959,656	$1,723,139	$1,449,588	$1,411,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand Deposits - Noninterest-Bearing	$92,627	$35,959	$12,125	$8,827	$9,110
Demand Deposits - Interest-Bearing	88,922	1,084	942	858	806
Money Market Checking	450,317	441,595	372,273	312,501	278,542
Money Market Savings	386,836	—	—	—	—
Savings	198,063	3,105	2,700	2,365	3,553

Total Transaction Deposits	1,216,765	481,743	388,040	324,551	292,011
Retail Time Deposits	1,154,211	186,597	189,566	183,742	189,433
Broker Time Deposits	72,961	67,960	67,990	58,117	48,123

Total Time Deposits	1,227,172	254,557	257,556	241,859	237,556

Total Deposits	2,443,937	736,300	645,596	566,410	529,567
Borrowings
FHLB Advances	1,550,770	970,477	822,519	686,562	606,733
Securities Sold Under Agreements to Repurchase	—	58,502	74,475	—	68,840
Junior Subordinated Debentures (1)	135,370	64,435	—	—	—
Trust Preferred Securities (1)	—	—	52,500	42,500	35,000
Warehouse Line of Credit	—	2,100	13,794	26,512	54,967

Total Borrowings	1,686,140	1,095,514	963,288	755,574	765,540
Other Liabilities	30,952	14,082	12,213	31,502	25,368

TOTAL LIABILITIES	4,161,029	1,845,896	1,621,097	1,353,486	1,320,475

STOCKHOLDERS’ EQUITY	582,821	113,760	102,042	96,102	91,346

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,743,850	$1,959,656	$1,723,139	$1,449,588	$1,411,821

Operating Data
Performance Ratios and Other Data:	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003

Equity to assets at end of period	12.29%	5.81%	5.92%	6.63%	6.47%
Tangible equity to assets at end of period	4.62	5.14	5.17	5.73	5.55
Tangible equity to tangible assets at end of period	5.00	5.17	5.20	5.78	5.60
Nonperforming assets	$5,699	$75	$129	$175	$205
Nonperforming assets to total assets	0.12%	0.00%	0.01%	0.01%	0.01%
Allowance for loan losses to total loans held for investment at end of period	1.00	0.33	0.37	0.46	0.57
Allowance for loan losses to nonaccrual loans	646	5,259	3,056	2,250	1,952

Per Share Data
Common shares outstanding at end of period (2)	53,126,308	30,100,472	29,956,372	29,859,865	29,275,728
Book value per share (2)	$10.97	$3.78	$3.41	$3.22	$3.12
Tangible book value per share (2)	4.13	3.35	2.97	2.78	2.67

(1) The Company adopted FIN46R on January 1, 2004, which deconsolidated the trust subsidiaries and changes the classification of the related debt from trust preferred securities to junior subordinated debentures.

(2) Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

13/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED

	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003

Interest Income
Loans	$26,647	$15,041	$13,593	$11,425	$10,309
Securities	6,301	6,170	5,435	5,273	5,700
FHLB Stock	662	399	382	345	278
Federal Funds Sold and Other	16	20	15	17	11

Total Interest Income	33,626	21,630	19,425	17,060	16,298
Interest Expense
Deposits	4,815	3,088	2,880	2,676	2,540
FHLB Advances	4,774	3,895	3,362	2,941	2,557
Repurchase Agreements	139	156	179	76	384
Junior Subordinated Debentures	986	638	—	—	—
Trust Preferred Securities	—	—	534	438	448
Warehouse Line Advances	37	51	107	121	370

Total Interest Expense	10,751	7,828	7,062	6,252	6,299

Net Interest Income	22,875	13,802	12,363	10,808	9,999
Provision for Loan Losses	—	—	—	—	677

Net Interest Income after Provision for Loan Losses	22,875	13,802	12,363	10,808	9,322
Noninterest Income
Gain on Sale of Loans	4	138	424	198	571
Mortgage Banking Fees	194	112	136	244	285
Loan Related and Other Fees	1,007	410	404	312	368
Retail Banking Fees	186	27	34	23	15
Other Income	315	238	180	314	278
Gain on Sale of Securities	1,259	893	256	395	1,517

Total Noninterest Income	2,965	1,818	1,434	1,486	3,034

Noninterest Expenses
Compensation and Benefits	3,452	2,210	2,008	2,019	2,127
Severance	—	—	—	—	241
Non-Cash Stock Compensation	29	29	—	—	145
Occupancy and Equipment	713	361	334	344	292
General Operating	1,933	1,439	1,220	1,024	998
Merger-Related	420	—	—	—	—

Total G&A Expenses	6,547	4,039	3,562	3,387	3,803
Early Extinguishment of Debt	1,204	—	58	320	771
Amortization of Core Deposit Intangible	58	—	—	—	—

Total Noninterest Expenses	7,809	4,039	3,620	3,707	4,574

Income Before Taxes	18,031	11,581	10,177	8,587	7,782
Income Tax Expense	7,108	4,480	4,019	3,230	3,107

Net Income	$10,923	$7,101	$6,158	$5,357	$4,675

Operating Data	THREE MONTHS ENDED

Performance Ratios and Other Data:	June 30, 2004		Mar. 31, 2004		Dec. 31, 2003		Sept. 30, 2003	June 30, 2003

Earnings per share - Basic (1)		$0.30		$0.24		$0.21	$0.18	$0.16
Earnings per share - Diluted (1)		0.28		0.22		0.19	0.17	0.15
Weighted average shares outstanding -- Basic (1)		36,729,282		30,018,996		29,917,584	29,609,168	29,131,024
Weighted average shares outstanding -- Diluted (1)		39,194,351		32,215,530		32,007,081	31,569,969	30,871,625
Return on average assets		1.57%		1.56%		1.56%	1.58%	1.48%
Return on average stockholders’ equity		17.66		26.30		24.83	23.84	21.08
Return on average tangible stockholders’ equity		32.58		29.91		28.59	27.89	24.70
Interest rate spread		3.41		3.03		3.16	3.27	3.19
Net interest margin		3.51		3.14		3.23	3.33	3.30
Efficiency ratio		25.34		25.86		25.82	27.55	29.18
G&A to average assets		0.94		0.89		0.90	1.00	1.21
Effective tax rate		39.42		38.68		39.49	37.61	39.93
Total loan originations		$466,690		$259,372		$304,039	$331,384	$207,128
Core loan originations (2)		418,916		230,103		274,884	243,415	183,686
Broker/conduit originations		47,774		29,269		29,155	87,969	23,442
Core loan originations retained		420,988		227,828		257,289	221,799	157,803
Percent of core loan originations retained		100%		99%		94%	91%	86%
Net Charge-offs <Recoveries>	$	<2>	$	<2>	$	<4>	$64	$—

(1) Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

(2) The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

14/17

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid

	Three Months Ended June 30,

	2004			2003

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Dollars in thousand)

Interest-earning assets:
Total loans(1)	$1,958,375	$26,647	5.44%	$689,549	$10,309	5.98%
Securities(2)	581,891	6,301	4.33	493,704	5,700	4.62
FHLB stock	59,173	662	4.48	25,286	278	4.40
Cash and cash equivalents(3)	4,985	16	1.28	3,507	11	1.25

Total interest earning assets	2,604,424	33,626	5.16	1,212,046	16,298	5.38
Noninterest earning assets	187,088			47,836

Total assets	$2,791,512			$1,259,882

Interest-bearing liabilities:
Deposits:
Transaction accounts(4)	$641,765	2,767	1.73	$261,169	1,480	2.27
Certificates of deposits	537,589	2,048	1.53	209,595	1,060	2.03

Total deposits	1,179,354	4,815	1.64	470,764	2,540	2.16
Securities sold under agreements to repurchase	51,237	139	1.09	117,390	384	1.31
FHLB advances	1,149,387	4,774	1.67	472,758	2,557	2.17
Warehouse line of credit	6,849	37	2.17	58,530	370	2.54
Trust preferred securities / Junior subordinated debt	84,034	986	4.72	35,000	448	5.13

Total interest-bearing liabilities	2,470,861	10,751	1.75	1,154,442	6,299	2.19

Noninterest-bearing deposits	53,495			8,422
Other noninterest-bearing liabilities	19,818			8,289

Total liabilities	2,544,174			1,171,153
Stockholders’ equity	247,338			88,729

Total liabilities and stockholders’ equity	$2,791,512			$1,259,882

Net interest-earning assets	$133,563			$57,604

Net interest income/interest rate spread		$22,875	3.41%		$9,999	3.19%

Net interest margin			3.51%			3.30%

(1)	The average balance of loans receivable includes loans for sale and is presented without reduction for the allowance for loan losses.

(2)	Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.

(3)	Consists of cash in interest-earning accounts and federal funds sold.

(4)	Consists of savings, money market accounts and other interest-bearing deposits.

15/17

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid

	Six Months Ended June 30,

	2004			2003

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Dollars in thousand)

Interest-earning assets:
Total loans(1)	$1,540,505	$41,688	5.41%	$621,050	$18,860	6.07%
Securities(2)	581,865	12,471	4.29	433,485	10,297	4.75
FHLB stock	52,063	1,061	4.08	21,747	513	4.72
Cash and cash equivalents(3)	7,106	36	1.01	3,017	19	1.26

Total interest earning assets	2,181,539	55,256	5.07	1,079,299	29,689	5.50
Noninterest earning assets	123,165			48,920

Total assets	$2,304,704			$1,128,219

Interest-bearing liabilities:
Deposits:
Transaction accounts(4)	$530,577	4,771	1.81	$230,859	2,709	2.37
Certificates of deposits	398,575	3,132	1.58	169,826	1,834	2.18

Total deposits	929,152	7,903	1.71	400,685	4,543	2.29
Securities sold under agreements to repurchase	53,003	295	1.12	129,275	853	1.33
FHLB advances	1,008,654	8,669	1.73	411,268	4,672	2.29
Warehouse line of credit	8,223	88	2.15	49,940	654	2.64
Trust preferred securities / Junior subordinated debt	69,136	1,624	4.72	35,000	904	5.21

Total interest-bearing liabilities	2,068,168	18,579	1.81	1,026,168	11,626	2.28

Noninterest-bearing deposits	43,410			7,496
Other noninterest-bearing liabilities	15,467			9,038

Total liabilities	2,127,045			1,042,702
Stockholders’ equity	177,659			85,517

Total liabilities and stockholders’ equity	$2,304,704			$1,128,219

Net interest-earning assets	$113,371			$53,131

Net interest income/interest rate spread		$36,677	3.26%		$18,063	3.22%

Net interest margin			3.36%			3.35%

(1)	The average balance of loans receivable includes loans for sale and is presented without reduction for the allowance for loan losses.

(2)	Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.

(3)	Consists of cash in interest-earning accounts and federal funds sold.

(4)	Consists of savings, money market accounts and other interest-bearing deposits.

16/17

COMMERCIAL CAPITAL BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in Thousands, except per share data)

The following is a reconciliation of the Company’s GAAP net income compared to net income excluding non-recurring items:

Three Months Ended June 30, 2004

Net Income	$10,923
Excluding Non-recurring Items:
Merger-Related Expenses	420
Gain on Sale of Securities	(1,259)
Early Extinguishment of Debt	1,204
Net Tax Effect at 42%	(153)

Net Income Excluding Non-recurring Items	$11,135

Weighted Average Shares Outstanding - Diluted	39,194,351

Earnings Per Share - Diluted	$0.28

The following table is a reconciliation of the Company’s reported net interest margin and net interest spread compared to adjusted net interest margin and net interest spread excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition:

	2Q 2004 As Reported			Excluding Premium/Discount Effect		2Q 2004 Adjusted

	Average Balance	Interest	Avg. Yield/Cost	Average Balance	Interest	Average Balance	Interest	Avg. Yield/Cost

Total Interest-Earning Assets	$2,604,424	$33,626	5.16%	$4,304	$(832)	$2,608,728	$32,794	5.03%

Total Interest-Bearing Liabilities	2,470,861	10,751	1.75%	(2,535)	394	2,468,326	11,145	1.82%

Net interest income/interest rate spread		$22,875	3.41%		$(1,226)		$21,649	3.21%
Net interest margin			3.51%					3.32%

17/17